UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 3, 2009

Luminent Mortgage Capital, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1442 Market Street Suite 200 Denver, CO 80202		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		215-564-5900

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On September 5, 2008, we, together with certain of our subsidiaries, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland (Case No. 08-21389).  As previously disclosed, on September 5, 2008, we entered into a Post-Petition Loan and Security Agreement with Arco Capital Corporation Ltd., a Cayman Islands exempted company ("Arco"), pursuant to which Arco agreed to provide us with post-petition financing of up to $3.2 million.

Since mid-March 2009, Arco has not funded any new draw requests made under the Post-Petition Loan and Security Agreement, except for on May 8, 2009; Arco funded $300,250 for the sole purpose of the Company purchasing D&O Insurance. As a result, we have had virtually no cash with which to run our business.   Because our management believes that the proposed transactions contemplated by  the Second Amended Joint Plan of Reorganization of Luminent Mortgage Capital, Inc. and its Affiliated Debtors (the “Plan”) represent the best opportunity to provide a significant recovery for our creditors, we have terminated virtually all of our employees and our management has personally agreed to forego salaries or significantly reduce their salary during the period when our creditors and the Bankruptcy Court were considering the Plan.

On June 30, 2009, the U.S. Bankruptcy Court for the District of Maryland entered an order approving and confirming the Plan in all respects pursuant to Section 1129 of the U.S. Bankruptcy Code.  We expect the Plan to be effective within the next two weeks.  A copy of the Plan and a copy of the order of the U.S. Bankruptcy Court are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The description of the Plan below is qualified entirely by reference to the full text of the Plan filed herewith.

The U.S. Bankruptcy Court confirmed our Second Amended Joint Plan of Reorganization. The Plan provides that we will emerge as a private company.  The Plan also provides for the following creditor treatments: (i) holders of administrative claims, priority tax claims and priority non-tax claims will be paid in full in cash, (ii) holders of Arco secured claims will receive 46% of the equity in the reorganized company, (iii) holders of other secured claims will be paid in full, (iv) holders of general unsecured claims will receive distributions from a general unsecured distribution fund, a share of a subsequent unsecured distribution amount and 29% of the equity in the reorganized company,  (v) holders of general unsecured opt-out claims, convenience opt-out claims, trust preferred securities (“TRUPs”) opt-out claims and interests in the Company will receive no distribution,  (vi) holders of convenience claims will receive a share of a convenience class fund and (vii) holders of subordinated TRUPs claims will receive distributions from a general unsecured distribution fund, a share of a subsequent unsecured distribution amount and 29% of the equity in the reorganized company, provided, however, that the distributions to these creditors will be paid directly to the senior indenture trustee for further distribution to the holders of senior note claims to the extent necessary to comply with the contractual subordination provisions in the subordinated TRUPS indenture or senior notes indenture. Holders of our common stock will not receive any distributions and our common stock will be cancelled upon effectiveness of the Plan. In addition, a share of 5% of the reorganized equity units will be distributed directly to the subordinated TRUPs trustees for distribution to holders of the subordinated TRUPS and not subject to contractual subordination. Upon effectiveness of the Plan , we will issue up to 100,000 units pursuant to the payment of claims described above.

Following the effective date of the Plan, Luminent Mortgage Capital will change its corporate name to Cobalt Holdings Group, LLC.  Luminent Mortgage Capital as of June 30, 2009 had approximately $2.0 million of assets and approximately $370 million of liabilities.

Peter S. Partee, Sr. and Michael G. Wilson of Hunton & Williams LLP served as lead restructuring counsel to Luminent Mortgage Capital.

Item 8.01 Other Events.

We and our subsidiaries are required to file Monthly Operating Reports with the Bankruptcy Court. A copy of the January 2009, February 2009, March 2009, April 2009 and May 2009 Monthly Operating Reports are filed as Exhibit 99.1 to this Current Report on Form 8-K. Our last publicly available financial information was included in our March 31, 2008 Form 10-Q that was filed with the Securities and Exchange Commission on May 19, 2008, our September 2008 Monthly Operating Report was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2008 and our October 2008, November 2008 and December 2008 Monthly Operating Reports were filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2008. Since the filing of that Form 10-Q we sold securities and transferred securities to repurchase agreement lenders to repay short-term debt and we entered into several term-note agreements for balances due on repurchase agreement debt. Subsequent to entering into those term-note agreements, as previously announced, on July 11, 2008, our remaining repurchase agreement lender declared an event of default to have occurred on our repurchase agreements with them due to our inability to deliver additional securities or cash necessary to fulfill our obligations under the terms of the agreement. As a result of the event of default, the repurchase agreement lender took possession of all remaining mortgage-backed securities of value, including securities that were retained from our whole loan securitizations. These transfers of securities resulted in the derecognition of all of our remaining mortgage-backed securities from our balance sheet and the deconsolidation of all of our securitization trusts because we no longer have the rights to receive principal and interest cash payments from these securities.

Cautionary Statement Regarding Financial and Operation Data

The information included in these Monthly Operating Reports are prepared on a stand alone basis for each subsidiary that has filed for relief under Chapter 11 of the U.S. Bankruptcy Code and include certain items such as liability amounts for the guarantees of the debt of other subsidiaries. In addition, these Monthly Operating Reports do not include the balances of certain subsidiaries that have not filed for relief under the U.S. Bankruptcy Code. Therefore, the sum of these entities are not representative of the consolidated financial statements of Luminent Mortgage Capital, Inc. in accordance with generally accepted accounting principles.

We caution investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any of our securities. The Monthly Operating Reports are limited in scope, cover a limited time period, and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Reports were not audited or reviewed by independent accountants, have not been presented in accordance with generally accepted accounting principles, are in a format prescribed by applicable bankruptcy laws, and are subject to future adjustment and reconciliation. There can be no assurance that the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods which may be shorter or otherwise different from those contained in reports required pursuant to the Securities Exchange Act of 1934, as amended. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Second Amended Joint Plan of Reorganization of Luminent Mortgage Capital, Inc. and its Affiliated Debtors.

99.2 Order of U.S. Bankruptcy Court confirming Second Amended Joint Plan of Reorganization of Luminent Mortgage Capital, Inc. and its Affiliated Debtors, entered June 30, 2009.

99.3 Monthly Operating Report for the Period Ended January 31, 2009.

99.4 Monthly Operating Report for the Period Ended February 28, 2009.

99.5 Monthly Operating Report for the Period Ended March 31, 2009.

99.6 Monthly Operating Report for the Period Ended April 30, 2009.

99.7 Monthly Operating Report for the Period Ended May 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

July 3, 2009	By:	/s/ Zachary H Pashel
Name: Zachary H Pashel
Title: Chief Executive Officer